                                                                      Exhibit 24

                          LIMITED POWER OF ATTORNEY FOR

                      SECTION 13(d) REPORTING OBLIGATIONS

      The undersigned hereby make, constitute and appoint each of Tim McGaw, Eileen Davis and Kevin Douglas, acting either individually or together, as the undersigneds' true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

      (1) prepare, execute, acknowledge, deliver and file Schedules 13D and 13G (including any amendments thereto) with respect to the securities of Friendly Ice Cream Corporation, a Massachusetts corporation (the "COMPANY"), with the U.
S. Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (including, without limitation, Regulation 13D-G), as may be amended from time to time (the "EXCHANGE ACT");

      (2) seek or obtain, as the undersigneds' representative and on the undersigneds' behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, in connection with the foregoing, and the undersigned hereby authorize any such person to release any such information to any of the attorneys-in-fact and approve and ratify any such release of information; and

      (3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

      The undersigned acknowledge that:

      (1) this Limited Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

      (2) any documents prepared and/or executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

      (3) none of such attorneys-in-fact assumes (i) any liability for the undersigneds' responsibility to comply with the requirements of the Exchange Act, or (ii) any liability of the undersigned for any failure to comply with such requirements; and

      (4) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigneds' obligations under the Exchange Act, including without limitation the reporting requirements under
Section 13(d) of the Exchange Act and Regulation 13D-G promulgated thereunder.

      The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, appropriate or desirable to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

      This Limited Power of Attorney shall remain in full force and effect until the undersigned are no longer required to file Schedules 13D or 13G with respect to the undersigneds' holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

      The undersigned have caused this Limited Power of Attorney to be executed as of this 5th day of June, 2003.

                      /s/ James E. Douglas, III
                      -----------------------------------------------------
                      James E. Douglas, III



                      /s/ Kevin Douglas
                      -----------------------------------------------------
                      Kevin Douglas

                      JAMES DOUGLAS AND JEAN DOUGLAS
                      IRREVOCABLE DESCENDANTS' TRUST


                      /s/ Michelle Douglas
                      -----------------------------------------------------
                      Michelle Douglas, as co-trustee of the James Douglas and Jean Douglas Irrevocable Descendants' Trust

                      /s/ Kevin Douglas
                      -----------------------------------------------------
                      Kevin Douglas, as co-trustee of the James Douglas and Jean Douglas Irrevocable Descendants' Trust

                      DOUGLAS FAMILY TRUST



                      /s/ James E. Douglas, Jr.
                      -----------------------------------------------------
                      James E. Douglas, Jr., as co-trustee of the Douglas Family Trust


                      /s/ Jean D. Douglas
                      -----------------------------------------------------
                      Jean A. Douglas, as co-trustee of the Douglas Family
                      Trust


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